EXHIBIT 23.3

                               CONSENT OF KPMG LLP


The Board of Directors
NetObjects, Inc. and Subsidiaries:


We consent to incorporation by reference in the registration statement to be filed on or about July 21, 2000 on Form S-8 of NetObjects, Inc. of our report dated October 22, 1999, relating to the balance sheet of Sitematic Corporation as of September 30, 1999, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended, which report appears in the September 30, 1999 annual report on Form 10-K/A of NetObjects, Inc.


San Diego, California
July 21, 2000

                                       5